EXHIBIT 23


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The Board of Directors
Acxiom Corporation



We consent to incorporation by reference in the registration statements (Nos. 333-72009 and 333-81211 on Form S-3 and Nos. 33-17115, 33-37609, 33-37610,
33-42351,  33-72310,  33-72312,  33-63423  and  333-03391 on Form S-8) of Acxiom
Corporation of our report dated May 2, 2000, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2000 which is incorporated by reference in the March 31, 2000 annual report on Form 10-K of Acxiom Corporation. We also consent to incorporation by reference in the above-mentioned registration statements of our report dated May 2, 2000 relating to the consolidated financial statement schedule, which report appears in the March 31, 2000 annual report on Form 10-K of Acxiom Corporation.





                                             /s/  KPMG LLP




Dallas, Texas
June 26, 2000